Changes to Investment Policies Relating to Investments in Derivative Instruments Announced

NEW YORK – (BUSINESS WIRE) – May 23, 2007

Western Asset 2008 Worldwide Dollar Government Term Trust Inc. (NYSE: SBG), Western Asset High Income Fund Inc. (NYSE: HIF), Western Asset High Income Opportunity Fund Inc. (NYSE: HIO), Western Asset Intermediate Muni Fund Inc. (AMEX: SBI), Western Asset Managed High Income Fund Inc. (NYSE: MHY), Western Asset Managed Municipals Fund Inc. (NYSE: MMU), Western Asset Municipal High Income Fund Inc. (NYSE: MHF) and Western Asset Zenix Income Fund Inc. (NYSE:ZIF) today announced changes, to be effective as of June 1, 2007, to their non-fundamental investment policies relating to the Funds’ ability to invest in derivative instruments.

Under the Funds’ amended investment policies approved by the Boards of Directors, each Fund may use a variety of derivative instruments for investment purposes as well as for hedging or risk-management purposes. Previously, the Funds had been limited to the use of derivative instruments for hedging and risk-management purposes only.

The management of each Fund recommended to the respective Fund’s Board the revised investment policies with regard to the use of derivatives. On May 17, 2007, the Boards of the Funds approved this change in order to provide Legg Mason Partners Fund Advisor, LLC, the Funds’ investment manager (“LMPFA”), and Western Asset Management Company, the Funds’ subadviser (“Western Asset”), greater flexibility in making investment decisions, after considering the best interests of the Funds’ shareholders based upon management’s advice that the additional ability to use derivatives for investing as well as hedging purposes will allow LMPFA and Western Asset greater flexibility and opportunity to seek to achieve each Fund’s investment objectives. Examples of derivative instruments that the Funds may use include futures contracts, credit default swaps, credit default swap index securities, swap agreements and options on those instruments.

Management believes that Western Asset has extensive resources and capabilities involving derivatives. However, shareholders and potential investors should consider that derivatives are financial instruments the value of which depends upon, or is derived from, the value of something else, such as one or more underlying investments, indexes or currencies. Derivatives may be traded on organized exchanges or in individually negotiated transactions with other parties (these are known as “over the counter” derivatives). Investors should note that derivatives can be illiquid, may disproportionately increase losses and could have a potentially large impact on Fund performance. Western Asset will not use derivatives for the purpose of leverage but will rather maintain segregated accounts to cover the Funds’ obligations relating to the purchase of derivatives or otherwise comply with the Funds’ investment restrictions regarding leverage in connection with such investments.

The successful use of derivatives requires sophisticated management, and, to the extent that derivatives are used, a Fund will depend on Western Asset’s ability to analyze and manage derivatives transactions. The prices of derivatives may move in unexpected ways, especially in abnormal market conditions. Some derivatives are “leveraged” and therefore may magnify or otherwise increase investment losses to a Fund. A Fund’s use of derivatives may also increase the amount of taxes payable by shareholders.

Each Fund’s use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investment directly in securities and other more traditional investments. A Fund’s ability to pursue certain of these strategies may be limited by applicable regulations of the Commodity Futures Trading Commission (“CFTC”) and the federal income tax requirements applicable to regulated investment companies.

As part of its strategies, each Fund may purchase and sell futures contracts, purchase and sell (or write) exchange-listed and over-the-counter put and call options on securities, financial indices and futures contracts, enter into interest rate and currency transactions and enter into other similar transactions which may be developed in the future to the extent Western Asset determines that they are consistent with the Fund’s investment objectives and policies and applicable regulatory requirements (collectively, “derivative transactions”). Each Fund may use any or all of these techniques at any time, and the use of any particular derivative transaction will depend on market conditions.

Derivative transactions present certain risks. In particular, the variable degree of correlation between price movements of instruments a Fund has purchased or sold and price movements in the position being hedged creates the possibility that losses on the hedge may be greater than gains in the value of the Fund’s position. In addition, certain derivative instruments and markets may not be liquid in all circumstances. As a result, in volatile markets, a Fund may not be able to close out a transaction without incurring losses substantially greater than the initial deposit. Although the contemplated use of these instruments should tend to minimize the risk of loss due to a decline in the value of the hedged position, at the same time they may tend to limit any potential gain which might result from an increase in the value of such position.

Successful use of derivative transactions by a Fund is, in part, subject to the ability of Western Asset to predict correctly factors affecting markets for securities, such as interest rates and credit ratings. These skills are different from those needed to select portfolio securities. If Western Asset’s expectations are not met, a Fund would be in a worse position than if a derivative transaction had not been pursued. For example, if a Fund hedged against the possibility of an increase in interest rates which would adversely affect the price of securities in its portfolio and the price of such securities increased instead, the Fund would lose part or all of the benefit of the increased value of its securities because it would have offsetting losses in its futures positions. Losses due to derivative transactions will reduce net asset value.

Derivatives are also subject to a number of additional risks such as liquidity risk, interest rate risk, credit risk, leveraging risk and management risk. Although derivative instruments are usually as liquid, or more liquid than cash instruments, there can be no assurance that such liquidity would prevail in all market conditions. They also involve the risk of mispricing or improper valuation and the risk that changes in the value of a derivative may not correlate perfectly with an underlying asset, interest rate or index. Suitable derivative transactions may not be available in all circumstances and there can be no assurance that a Fund will engage in these transactions to reduce exposure to other risks when that would be beneficial. If a Fund invests in a derivative instrument, it could lose more than the principal amount invested. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that a Fund will engage in these transactions to reduce exposure to other risks when that would be beneficial. Although the use of derivatives may decrease the amount of taxes payable by shareholders, the use of derivatives may also increase that amount. In addition to the risks applicable to derivatives generally, credit default swaps involve special risks because they are difficult to value, are highly susceptible to liquidity and credit risk and generally pay a return to the party that has paid the premium only in the event of an actual default by the issuer of the underlying obligation (as opposed to a credit downgrade or other indication of financial difficulty).

Each of the Funds is a closed-end investment company managed by Legg Mason Partners Fund Advisor, LLC, a wholly owned subsidiary of Legg Mason, Inc., and sub-advised by Western Asset Management Company, an affiliate of the investment manager.

For more information on the Funds, please contact our Investor Relations Group at 1-888-777-0102 or consult the Funds’ web site at www.leggmason.com/InvestorServices.

Symbols: NYSE: HIF; HIO; MHF; MHY; MMU; SBG; ZIF; AMEX: SBI

Contact:

Legg Mason & Co., LLC

Brenda Grandell

Director, Closed-End Funds

212-291-3775